UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2016

Patriot National, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2016, Patriot National, Inc. (the “Company”) issued a press release to announce that the Board of Directors (the “Board”) of the Company appointed Mr. James E. O’Brien and Dr. Sean Michael Bidic as directors of the Company, effective immediately, to fill two vacancies. Mr. O’Brien will serve as a Class III director, and Dr. Bidic will serve as a Class I director. The Board affirmatively determined that Mr. O’Brien and Dr. Bidic are independent under the guidelines for director independence set forth in the Company’s Corporate Governance Guidelines and under applicable New York Stock Exchange rules. The press release is furnished as Exhibit 99.1 and is hereby incorporated by reference into this item 5.02

Mr. O’Brien was appointed to the Audit Committee. The Board has determined that Mr. O’Brien meets all applicable independence requirements to serve on such committee, including those set forth in the Company’s Corporate Governance Guidelines, under New York Stock Exchange rules and under the rules and regulations of the Securities and Exchange Act of 1934, as amended. Dr. Bidic has not yet been appointed to serve on any committees.

Mr. O’Brien and Dr. Bidic will each receive a pro rata portion of the Company’s standard compensation for service on the Board. In 2016, each of our non-employee directors was entitled to director compensation of (i) a cash retainer of $70,000, payable quarterly and (ii) an equity award of $70,000 under the Company’s 2014 Omnibus Incentive Plan. The Company may reimburse directors for any reasonable expenses incurred by them in connection with their service as directors.

The Company expects each of Mr. O’Brien and Dr. Bidic to enter into the standard director indemnification agreement that the Company has with its directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed on December 15, 2014 (File No. 333-200972).

Item 8.01. Other Events.

The Company previously disclosed in its Current Report on Form 8-K filed on November 17, 2016 that it had notified the New York Stock Exchange (the “NYSE”) that it was not in compliance with Section 303A.01 (the requirement to have a majority of independent directors on the board) and Section 303A.07(a) (the requirement to have a minimum of three audit committee members) of the NYSE Listed Company Manual as a result of the previously reported resignation of Michael Corey from the Board. Following the appointments of Mr. O’Brien and Dr. Bidic to the Board and the appointment of Mr. O’Brien to the Audit Committee, the Company is in compliance with these NYSE requirements and has notified the NYSE that it has cured its corporate governance non-compliance.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are attached to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated November 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

Date: November 17, 2016	By:	/s/ Christopher A. Pesch

	Name:	Christopher A. Pesch
	Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary